                                                            Registration No.


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549

                                       FORM S-8

                                REGISTRATION STATEMENT
                                         under
                              the Securities Act of 1933

                                    NICOR Inc. and
                            NI-Gas Savings Investment Plan
                                 (Name of registrants)


        ILLINOIS                                                   36-2855175
(State of Incorporation)                               (IRS Employer Identification No.)

                                    1844 Ferry Road
                           Naperville, Illinois  60563-9600
                       (Address of principal executive offices)

                                        NI-Gas
                                Savings Investment Plan
                               (Full title of the plan)

                                  David L. Cyranoski
                       Vice President, Secretary and Controller
                                      NICOR Inc.
                                    1844 Ferry Road
                            Naperville, Illinois  60563-9600
                        (Name and address of agent for service)

      Telephone number, including area code, of agent for service (708) 305-9500


                            CALCULATION OF REGISTRATION FEE


                                                    Proposed    Proposed
                                                    Maximum     Maximum
             Titles                   Amount        Offering   Aggregate     Amount of
         of Securities                 to be       Price per    Offering   Registration
        being Registered            Registered       Share*      Price*         Fee

Common Stock, par value $2.50..   375,000 shares    $23.125    $8,671,875     $2,991
<F1>
* In accordance with Rule 457(h), the prices stated above are estimated solely for the purpose of determining the registration fee and are based on the average of the high and low market prices of the stock as reported in the New York Stock Exchange Composite
  Transactions on December 9, 1994.

  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the NI-Gas Savings Investment Plan.




                                 Part II.
           Information Required in the Registration Statement



     The contents of Form S-8 Registration Statement under the Securities Act of 1933 filed July 19, 1991, registration number 33-41805, are incorporated herein by reference.

Item 3.  Incorporation of Documents by Reference

     The following documents, which have heretofore been filed with the Commission pursuant to the Securities Exchange Act of 1934, are incorporated herein by reference in this registration statement and shall be deemed to be a part hereof:

     (a) Annual Report of NICOR on Form 10-K for the year ended December 31,
         1993.

     (b) Amendment No. 1 to 1993 NICOR Form 10-K containing financial statements of the NI-Gas Savings Investment Plan and the NI-Gas Thrift Plan.

     (c) Quarterly Reports of NICOR on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994.

     (d) Description of common stock of NICOR included in Registration Statement on Form 8-B dated March 19, 1976, Articles 13 and 14 of NICOR's Articles of Incorporation concerning certain business combinations and shareholder's meetings in Proxy Statement dated March 12, 1987, and Article 5 of NICOR's Articles of Incorporation concerning the effect of a two-for-one stock split of the Company's shares included as Exhibit 3-06 in the 1992 Annual Report on Form 10-K.

     All documents filed by NICOR or the Plan with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing such documents.

Item 6.  Indemnification of Directors and Officers.

     NICOR and Northern Illinois Gas Company ("NI-Gas") are incorporated in Illinois. Section 8.75 of the Illinois Business Corporation Act of 1983 permits, and in some circumstances requires, indemnification of officers, directors and employees of NICOR and/or NI-Gas.

     The Articles of Incorporation of NICOR and NI-Gas provide indemnification for all officers, directors or employees of NICOR and NI-Gas. Coverage may also be extended to persons who, at the request of NICOR and/or NI-Gas, serve as agents of NICOR and/or NI-Gas or of any other corporations, associations or entities. Indemnification is provided, except in relation to matters as to which it is finally adjudged or determined that



                                   S-1




the person breached a duty to NICOR and/or NI-Gas, or the person failed to act in good faith for a purpose which the person reasonably believed to be in the best interest of NICOR and/or NI-Gas, or, in the case of criminal litigation, the person had reasonable cause to believe that such conduct was unlawful. If the required indemnification standard is met, indemnification would cover the liabilities and reasonable expenses of the person.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of NICOR and NI-Gas pursuant to the foregoing provisions, or otherwise, NICOR and NI-Gas have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by NICOR and/or NI-Gas of expenses incurred or paid by a director, officer or controlling person of NICOR and/or NI-Gas in the successful defense of any action, suit or proceeding, or claims to the extent covered by contracts of insurance) is asserted by such director, officer or controlling person in connection with the securities being registered, NICOR and/or NI-Gas will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     NICOR and NI-Gas maintain at its expense insurance policies which insure NICOR and NI-Gas and the officers and directors of NICOR and NI-Gas against certain liabilities, including certain liabilities which might arise under the Securities Act of 1933.

Item 8.  Exhibits

     Reference is made to the Exhibit Index on page S-6 filed herewith.

     The undersigned registrant will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

Item 9.  Undertakings

                            Rule 415 Offering

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


                                   S-2




     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


  Filings Incorporating Subsequent Exchange Act Documents by Reference

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


              Filing of Registration Statement on Form S-8

     Reference is made to Item 6, Indemnification of Directors and Officers, for this Undertaking.



                                   S-3




                                SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, NICOR Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, at its general office, 1844 Ferry Road, Naperville, Illinois, on the 15th day of December, 1994.

                                    NICOR Inc.


                                    By       DAVID L. CYRANOSKI
                                             David L. Cyranoski
                                         Vice President, Secretary
                                               and Controller


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendment thereto has been signed by the following persons in the capacities and on the date indicated.


       Signature                       Title                   Date


    RICHARD G. CLINE      Chairman, Chief Executive
    Richard G. Cline      Officer and Director

   DAVID L. CYRANOSKI     Vice President, Secretary and
   David L. Cyranoski     Controller and Principal
                          Financial Officer

ROBERT M. BEAVERS, JR.*              Director

JOHN H. BIRDSALL, III*               Director

W. H. CLARK                          Director

THOMAS L. FISHER*                    Director            December 15, 1994

JOHN E. JONES*                       Director

DENNIS J. KELLER*                    Director

CHARLES S. LOCKE*                    Director

SIDNEY R. PETERSEN*                  Director

DANIEL R. TOLL*                      Director

PATRICIA A. WIER*                    Director


                          *By           THOMAS D. GREENBERG
                              Thomas D. Greenberg (Attorney-in-fact)


                                   S-4




THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, at the Northern Illinois Gas Company general office, 1844 Ferry Road, Naperville, Illinois, on the 15th day of December, 1944.


                                   NI-GAS SAVINGS INVESTMENT PLAN




                                   By           JOHN C. FLOWERS
                                                John C. Flowers
                                               Plan Administrator


                                   S-5




                               EXHIBIT INDEX


Exhibit
 Number                          Description of Document

  4.01* Articles of Incorporation of the Company. (File No. 2-55451, Form S-14, Exhibit 1-03 and Exhibit B of Amendment No. 1 thereto.)

  4.02* Amendment to Articles of Incorporation of the Company. (File No. 2-68777, Form S-16, Exhibit 2-01.)

  4.03* Amendment to Articles of Incorporation of the Company. (File No. 1-7297, Form 10-K for 1985, Exhibit 3-03.)

  4.04* Amendment to Articles of Incorporation of the Company. (File No. 1-7297, Form 10-Q for First Quarter of 1987, Exhibit 19-01.)

  4.05* Amendment to Articles of Incorporation of the Company. (File No. 1-7297, Form 10-K for 1992, Exhibit 3-06.)

  4.06* Amendments to Articles of Incorporation of the Company. (Proxy Statement dated March 9, 1994, Exhibit A-1 and Exhibit B thereto.)

  4.07*    By-laws of the Company.  (File No. 1-7297, Form 10-K for 1991,
           Exhibit 3-05.)

  23.01    Consent of Arthur Andersen LLP, Independent Public Accountants.

  23.02    Consent of Hill, Taylor & Co., Independent Public Accountants.

  24.01    Powers of Attorney.




<F1>
* The exhibits listed above have been heretofore filed with the Securities and Exchange Commission as exhibits to registration statements or to other filings with the Commission and are incorporated herein as exhibits by reference. The file number and exhibit number of each such exhibit are stated, in parentheses, in the description of such exhibit.


                                   S-6